UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2023

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36104	36-4466837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 N. Canal Suite 325 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 951-0600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 7, 2023 (the “Closing Date”), Potbelly Corporation (the “Company”) entered into a credit and guaranty agreement (the “Credit Agreement”) with Sagard Holdings Manager LP as administrative agent (the “Administrative Agent”), the other loan parties party thereto and the lenders party thereto from time to time. The Credit Agreement provides for a term loan facility with an aggregate commitment of $25,000,000 (the “Term Loan”). Concurrent with the entry into the Credit Agreement, the Company repaid in full and terminated the obligations and commitments under Potbelly Sandwich Works, LLC’s existing senior secured credit facility (the “Former Credit Facility”). The remaining proceeds from the Term Loan will be used to pay related transaction fees and expenses, and for general corporate purposes.

The Credit Agreement is scheduled to mature on February 7, 2028.

Loans under the Credit Agreement will initially bear interest, at the Company’s option, at either at the term SOFR plus 9.25% per annum or base rate plus 8.25% per annum.

The Company may prepay the Term Loan in agreed-upon minimum principal amounts, and (a) if the prepayment occurs on or prior to the one (1) year anniversary of the Closing Date, subject to a prepayment fee equal to a customary make-whole amount plus 3.00% of the outstanding principal balance of the Term Loan being prepaid, (b) if the prepayment occurs after such one (1) year anniversary and prior to the two (2) year anniversary of the Closing Date, subject to a prepayment fee equal to 3.00% of the outstanding principal balance of the Term Loan being prepaid, (c) if the prepayment occurs after such second anniversary of the Closing Date and prior to the three (3) year anniversary of the Closing Date subject to a prepayment fee equal to 1.00% of the outstanding principal balance of the Term Loan being prepaid and (d) thereafter, with no additional prepayment fee (but subject, in each case, to customary term SOFR breakage costs, if applicable).

Subject to certain customary exceptions, obligations under the Credit Agreement are guaranteed by the Company and all of the Company’s current and future wholly owned material domestic subsidiaries and are secured by a first-priority security interest in substantially all of the assets of the Company and its subsidiary guarantors.

The Credit Agreement contains customary representations and affirmative and negative covenants. Among other things, these covenants restrict the Company’s and certain of its subsidiaries’ ability to incur indebtedness and liens, make certain investments, make certain restricted payments (including payment of dividends and repurchases of stock), make certain dispositions and acquisitions, make material changes in corporate structure or materially alter the nature of its business, engage in mergers, consolidations and certain other fundamental changes, engage in certain transactions with affiliates, enter into certain types of restricted agreements, amend the terms of certain incurred indebtedness, change its fiscal year, make certain changes to its organizational documents and accounting policies, enter into sale and leaseback transactions and maintain certain deposit accounts. The Company is also subject to certain requirements under a customary passivity covenant. In addition, the Credit Agreement requires that the Company and its wholly-owned subsidiaries maintain certain maximum total net leverage ratios as set forth in the Credit Agreement, an average liquidity amount that shall not be less than $10,000,000, maximum capital expenditures per year as set forth in the Credit Agreement and a minimum fixed charge coverage ratio as set forth in the Credit Agreement. The Credit Agreement, subject to certain conditions, allows for the Company to incur commitments with respect to a revolving credit facility in an initial aggregate principal amount of up to $5,000,000.

The Credit Agreement also contains customary events of default. If an event of default occurs, the Administrative Agent and lenders are entitled to take various actions, including the acceleration of amounts due under the Credit Agreement, termination of commitments thereunder and all other actions permitted to be taken by a secured creditor.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

The Company is furnishing this Item 7.01 in connection with the disclosure of information, in the form of the textual information from a press release dated February 7, 2023. This information may be amended or updated at any time and from time to time through another Current Report on Form 8-K, a later company filing or other means. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement in the attached press release is based.

The text of this Current Report on Form 8-K and the attached press release are available on the Company’s investor relations website located at investors.potbelly.com, although the Company reserves the right to discontinue that availability at any time.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Credit and Guaranty Agreement, dated as of February 7, 2023, among Potbelly Corporation, the other loan parties named therein, Sagard Holdings Manager LP, as administrative agent, and the lenders set forth therein.

99.1	Press release of Potbelly Corporation, dated February 10, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Potbelly Corporation

Date: February 10, 2023	By:	/s/ Steven Cirulis
	Name:	Steven Cirulis
	Title:	Senior Vice President, Chief Financial Officer, and Chief Strategy Officer